Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-222650 on Form S-3 of our reports dated February 27, 2020, relating to the consolidated financial statements of San Diego Gas & Electric Company, and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of San Diego Gas & Electric Company for the year ended December 31, 2019.

 /s/ DELOITTE & TOUCHE LLP
San Diego, California
February 27, 2020